Exhibit 10.1

December 21, 2022

Stewart Wallach

Capstone Companies, Inc.

431 Fairway Dr. #200

Deerfield Beach, FL 33441

Dear Stewart,

I am pleased to confirm the understanding of the engagement for Eschenburg Perez, CPA LLC (Consultant) to provide to Capstone Companies, Inc. (Client) for outsourced interim Chief Financial Officer and other accounting assistance. This role would be effective from February 6, 2022 and end with the filing of the CAPC Form 10k as of 12-31-22 with a filing date of March 31, 2023. .Service are to include, but not necessarily limited to, providing support and guidance remotely via online access to the accounting system, to management and accounting team in order to reach the following objectives:

-	Assist with year end audit of December 31, 2022 and signing and filing of the 10-K annual report as the Company CFO.
-	Liaison with D. Brooks audit team for requested schedules, supporting documentation, etc.
-	Review and approve supporting audit schedules and internal control assessments and updating as necessary.
-	Prepare technical memos regarding complex or unusual accounting transactions, as necessary.
-	Prepare ,review and approve proposed journal entries as necessary.
-	Assist CEO and Accounting Team with additional requests.

Consultant will meet with Client’s team on site for the initial review of records and be available to additional on site meetings as deemed necessary.

Services to be billed bi-weekly at an hourly rate of $200/hour and not to exceed a total billing of $30,000 for the form 10k filing Consultant will work under the supervision of Stewart Wallach.

I appreciate the opportunity to be of service to you and believe this letter accurately summarizes the terms of engagement. If you have any questions, please let me know. If you agree to the terms as described, please sign below and return to me.

Sincerely, ___________________________ Date _______	Signature & Title: ____________________________ Date ________
Dana E. Perez, CPA Eschenburg Perez CPA, LLC	Stewart Wallach Capstone Industries, Inc.